    As filed with the Securities and Exchange Commission on November 12, 1999
                                                          Registration No. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                           DURA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   95-3645543
    (State or other jurisdiction              (IRS Employer Identification No.)
  of incorporation or organization)

                                 7475 LUSK BLVD.
                           SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)

                                ----------------

                 1992 STOCK OPTION PLAN, AS AMENDED AND RESTATED
                                  STOCK OPTION
                            (Full title of the plans)

                                ----------------

                                  CAM L. GARNER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           DURA PHARMACEUTICALS, INC.
                  7475 LUSK BLVD., SAN DIEGO, CALIFORNIA 92121
                     (Name and address of agent for service)
                                 (858) 457-2553
          (Telephone number, including area code, of agent for service)

                                ----------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.


                                          CALCULATION OF REGISTRATION FEE

                                                                               Proposed          Proposed
                     Title of                                                   Maximum           Maximum
                    Securities                              Amount             Offering          Aggregate        Amount of
                       to be                                to be                Price           Offering        Registration
                    Registered                            Registered           per Share           Price             Fee
                    ----------                            ----------           ---------         ---------       ------------
1992 STOCK OPTION PLAN, AS AMENDED AND RESTATED
Common Stock, par value $.001                         2,500,000 shares(1)         $12.66 (2)  $31,650,000 (2)            $8,799
                                                                                  -------     -----------                ------
STOCK OPTION
Common Stock, par value $.001                           192,308 shares(1)         $10.31 (2)   $1,982,695 (2)              $551
                                                                                                                           ----
                               Aggregate Filing Fee                                                                      $9,350
                                                                                                                         ------


-----------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1992 Stock Option Plan as amended and restated or the Stock Option by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.
(2) Calculated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the average of the bid and asked prices per share of Common Stock of Dura Pharmaceuticals, Inc. on November 10, 1999, as reported by the Nasdaq National Market.

                                  PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Dura Pharmaceuticals, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC on March 31, 1999, which incorporates by reference portions of the Registrant's Proxy Statement for the Annual Stockholder Meeting Held on May 20, 1999, filed with the SEC on April 16, 1999;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999, filed with the SEC on May 7, 1999 and August 13, 1999, respectively;

        (c) The Registrant's Current Report on Form 8-K, filed with the SEC on January 15, 1999; and

        (d) The description of the Registrant's Common Stock, par value $0.001 per share, and related Preferred Stock rights contained in the Registrant's Form 8-A Registration Statement, filed on July 22, 1997 and Form 8-A Registration Statement, filed on May 22, 1998, including any amendments or reports filed to update such descriptions.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) Section 145 of the Delaware General Corporation Law permits indemnification of the Registrant's officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation, like the Registrant, has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

         (b) The Registrant's Bylaws (Article VII, Section (1)) provide that the Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

         (c)    As permitted by Section 102(b)(7) of the Delaware
General Corporation Law, Article V, Section (A) of the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

         (d) The Registrant has entered into indemnification agreements with each of its directors and executive officers.

         (e) There is directors and officers liability insurance now in effect which insures the Registrant's directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS


          EXHIBIT NUMBER      EXHIBIT
          --------------      -------
          5.1                 Opinion and Consent of Brobeck, Phleger &
                              Harrison LLP
          23.1                Consent of Brobeck, Phleger & Harrison LLP
                              (contained in Exhibit 5.1)
          23.2                Consent of Deloitte & Touche LLP, independent
                              auditors
          24.1                Power of Attorney. Reference is made to the signature
                              page of this Registration Statement
          99.1(1)             1992 Stock Option Plan, as amended and restated
          99.2                Form of Notice of Grant of Stock Option
          99.3                Notice of Grant of Stock Option dated November
                              9, 1998, granted to Robert S. Whitehead,
                              which supercedes the Notice of Grant of
                              Stock Option dated July 10, 1998, filed as
                              Exhibit 10.4 to the Registrant's Quarterly
                              Report on Form 10-Q for the fiscal quarter
                              ended September 30, 1999


-----------------

(1) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.


ITEM 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 12th day of November, 1999.

                                      DURA PHARMACEUTICALS, INC.



                                      By:     /s/ Cam L. Garner
                                         ------------------------------------
                                         Cam L. Garner
                                         Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Dura Pharmaceuticals, Inc., a Delaware corporation, do hereby constitute and appoint Cam L. Garner and Michael T. Borer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                 Title                                                       Date
---------                                 -----                                                       ----
   /s/ Cam L. Garner                      Chairman, Chief Executive Officer and Director         November 12, 1999
------------------------------------      (Principal Executive Officer)
Cam L. Garner


   /s/ Michael T. Borer                   Senior Vice President and Chief Financial Officer      November 12, 1999
-------------------------------------     (Principal Financial and Accounting Officer)
Michael T. Borer


   /s/ David S. Kabakoff                  Director and President, Dura Technologies              November 12, 1999
------------------------------------
David S. Kabakoff


   /s/ James C. Blair                     Director                                               November 12, 1999
------------------------------------
James C. Blair


   /s/ Herbert J. Conrad                  Director                                               November 12, 1999
------------------------------------
Herbert J. Conrad


   /s/ Joseph C. Cook, Jr.                Director                                               November 12, 1999
------------------------------------
Joseph C. Cook, Jr.


   /s/ David F. Hale                      Director                                               November 12, 1999
------------------------------------
David F. Hale


   /s/ Gordon V. Ramseier                 Director                                               November 12, 1999
------------------------------------
Gordon V. Ramseier




   /s/ Charles G. Smith                   Director                                               November 12, 1999
------------------------------------
Charles G. Smith



                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.

                                       EXHIBITS

                                          TO

                                       FORM S-8

                                         UNDER

                                SECURITIES ACT OF 1933


                              DURA PHARMACEUTICALS, INC.

                                  EXHIBIT INDEX
                                  -------------


   EXHIBIT
   NUMBER                     DOCUMENT
   -------                    --------
    5.1       Opinion and Consent of Brobeck, Phleger & Harrison LLP
   23.1       Consent of Brobeck, Phleger & Harrison LLP (contained in
              Exhibit 5.1)
   23.2       Consent of Deloitte & Touche LLP, independent auditors
   24.1       Power of Attorney. Reference is made to the signature page of this Registration Statement
   99.1(1)    1992 Stock Option Plan, as amended and restated
   99.2       Form of Notice of Grant of Stock Option
   99.3       Notice of Grant of Stock Option dated November 9, 1998, granted to Robert S. Whitehead, which supercedes the Notice of Grant of
              Stock Option dated July 10, 1998, filed as Exhibit 10.4 to the
              Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999


-----------------

(1) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.